Nektar Therapeutics Announces Second Quarter 2007 Financial Results

    SAN CARLOS, Calif., Aug. 8 /PRNewswire-FirstCall/ -- Nektar Therapeutics (Nasdaq: NKTR) announced today the company's financial results for the second quarter that ended on June 30, 2007.

    Revenue totaled $65.9 million compared to $60.2 million in the second quarter of 2006. For the six months ended June 30, 2007, Nektar reported total revenue of $150.9 million compared to $89.2 million in the same period in 2006.

    Cash, cash equivalents, and short-term investments were $406.8 million at June 30, 2007 compared to $398.3 million at March 31, 2007.

    Nektar reported a net loss of $27.5 million or $0.30 per share (which included $4.4 million of stock-based compensation charges and $7.7 million related to a workforce reduction charge) in the second quarter of 2007 compared to a net loss of $62.8 million or $0.70 per share in the same period of 2006 (which included $14.4 million of stock-based compensation charges).

    For the six months ended June 30, 2007, net loss was $53.2 million or $0.58 per share compared to $96.3 million or $1.08 per share in the same period in 2006.

    "From both a business development and operational perspective, this was a breakthrough quarter for Nektar," said Howard W. Robin, President and Chief Executive Officer. "Earlier this week, we announced an exceptional collaboration with Bayer HealthCare for the development and co-commercialization of NKTR-061 (inhaled amikacin) to treat gram negative pneumonias. Additionally, we generated positive cash flow for the quarter and our cash and investments increased by $8.5 million. Going forward, we will continue to build value in both our Pulmonary and PEGylation business units. That means striking new partnerships and moving our proprietary clinical programs forward according to schedule."

    Mr. Robin will host a conference call today for analysts and investors beginning at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss the company's performance. This conference call will be available via webcast and can be accessed through a link that is posted on the Investor Relations section of the Nektar website, http://www.nektar.com. The web broadcast of the conference call will be available for replay through August 22, 2007.


    To access the conference call via telephone, follow these instructions:
    Dial: (800) 299-0433 (U.S.); (617) 801-9712 (international).
    Passcode: 10086899 (Howard Robin is the host).

    Audio replay dial-in and passcode:
    Dial: (888) 286-8010 (U.S.);(617) 801-6888 (international)
    Passcode: 59029899

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    About Nektar
    Nektar Therapeutics is a biopharmaceutical company with a mission to develop and enable differentiated therapeutics with its industry-leading pulmonary and PEGylation technology platforms. Nektar pulmonary and PEGylation technology, expertise, manufacturing capabilities and know-how have enabled nine approved products for partners, which include the world's leading pharmaceutical and biotechnology companies. Nektar also develops its own products by applying its pulmonary and PEGylation technology platforms to existing medicines with the objective to enhance performance, such as improving efficacy, safety and compliance.

    This press release contains forward-looking statements that reflect the company's current views as to its financial plan, expectations regarding the progress, potential, and clinical plans for the company's proprietary product candidates in clinical development, the value of the company's technology platforms, business development potential with respect to potential future partnerships and overall prospects for the company's business. These forward-looking statements involve risks and uncertainties, including but not limited to: (i) the company's proprietary product candidates and those of certain of its partners are in the early phases of clinical development and the risk of failure is high and can occur at any stage prior to regulatory approval,
(ii) the company's or its partner's ability to obtain regulatory approval of its proprietary product candidates, (iii) the company's or its partner's success in obtaining regulatory approvals for product candidates, (iv) the company's patent applications for its proprietary or partner product candidates may not issue, patents that have issued may not be enforceable, or intellectual property licenses from third parties may be required in the future, and (v) the outcome of any existing or future intellectual property or other litigation related to the company's proprietary product. Other important risks and uncertainties are detailed in the company's reports and other filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Actual results could differ materially from the forward-looking statements contained in this press release. The company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

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                               NEKTAR THERAPEUTICS
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share information)

                                           Unaudited           Unaudited
                                       Three-Months Ended   Six-Months Ended
                                            June 30,            June 30,
                                         2007      2006      2007      2006


    Revenue:
       Product sales and royalties      $49,302   $47,147  $122,321   $60,043
       Contract research                 16,615    13,076    28,612    29,139
    Total revenue                        65,917    60,223   150,933    89,182

    Operating costs and expenses:
       Cost of goods sold                39,490    36,773    96,012    45,768
       Research and development          41,000    40,610    78,492    72,011
       General and administrative        13,178    27,083    29,913    47,456
       Litigation Settlement                 --    17,710        --    17,710
       Amortization of other
        intangible assets                   237     1,259       473     2,623
    Total operating costs and expenses   93,905   123,435   204,890   185,568

    Loss from operations                (27,988)  (63,212)  (53,957)  (96,386)


    Interest income                       5,452     6,374    10,925    11,256
    Interest expense                     (4,702)   (4,938)   (9,635)  (10,080)
    Other expense, net                      (22)   (1,055)      (16)   (1,092)

    Loss before provision for income
     taxes                              (27,260)  (62,831)  (52,683)  (96,302)

    Provision for income taxes             (250)       --      (500)       --

    Net loss                           $(27,510) $(62,831) $(53,183) $(96,302)

    Basic and diluted net loss per
     share                               $(0.30)   $(0.70)   $(0.58)   $(1.08)

    Shares used in computing basic and
     diluted net loss per share          91,804    89,697    91,630    89,312

                               NEKTAR THERAPEUTICS
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (In thousands)

                                            June 30, 2007   December 31, 2006
                                             (unaudited)          (1)
                    ASSETS

    Current assets:
       Cash and cash equivalents               $82,856           $63,760
       Short-term investments                  323,933           394,880
       Accounts receivable, net of
        allowance                               49,829            47,148
       Inventory                                17,228            14,656
       Other current assets                      9,520            14,595
          Total current assets                 483,366           535,039

    Long-term investments                         --               8,337
    Property and equipment, net                131,024           133,812
    Goodwill                                    78,431            78,431
    Other intangible assets, net                 3,153             3,626
    Other assets                                 7,491             8,932
       Total  assets                          $703,465          $768,177

     LIABILITIES AND STOCKHOLDERS' EQUITY

    Current liabilities:
       Accounts payable                         $2,941            $7,205
       Accrued compensation                     14,376            12,994
       Accrued expenses                         16,342            17,942
       Interest payable                          3,106             3,814
       Capital lease obligations, current
        portion                                    811               711
       Deferred revenue, current portion        13,762            16,409
       Convertible subordinated notes,
        current portion                         66,627           102,653
       Other current liabilities                 3,362             3,586
          Total current liabilities            121,327           165,314

    Convertible subordinated notes             315,000           315,000
    Capital lease obligations                   19,328            19,759
    Deferred revenue                            43,296            23,697
    Other long-term liabilities                 15,834            17,347
          Total liabilities                    514,785           541,117

    Commitments and contingencies

    Stockholders' equity:
       Preferred stock                              --                --
       Common stock                                  9                 9
       Capital in excess of par value        1,298,380         1,283,982
       Accumulated other comprehensive
        income                                     467                62
       Accumulated deficit                  (1,110,176)       (1,056,993)
          Total stockholders' equity           188,680           227,060
       Total liabilities and stockholders'
        equity                                $703,465          $768,177

(1) The consolidated balance sheet at December 31, 2006 has been derived from the audited financial statements at that date but does not include all of the information and notes required by generally accepted accounting principles in the United States for complete financial statements. Certain 2006 amounts have been reclassified between line items to conform with the 2007 presentation.

    Tim Warner, 650-283-4915 (investors)
    twarner@nektar.com

    Stephan Herrera, 415-488-7699 (investors) sherrera@nektar.com

    Jennifer Ruddock, 650-631-4954 (media)
    jruddock@nektar.com

SOURCE  Nektar Therapeutics